CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 99 to File No. 033-42484; Amendment No. 100 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated June 19, 2007, included in the 2007 Cambiar Funds' Annual Report to shareholders.


                                                              ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 23, 2007